Exhibit 99.1

NEWS RELEASE For more information: Investors: Joe Selner, Chief Financial Officer, 920-491-7120 Media: Janet L. Ford, VP of Public Relations, 414-207-5070
Associated earns $1.29 per common share for 2008, 11 cents in fourth quarter
•	Net income to common shareholders of $165 million for 2008, and $14 million for fourth quarter

•	Net interest income of $696 million, up 8% over 2007

•	Net interest margin 3.65% for 2008 versus 3.60% for 2007, and 3.88% for fourth quarter

•	Average loan growth up 6% over 2007, and up 2% annualized between fourth and third quarters

•	Core fee-based income up 6% over 2007, and up 5% between the comparable fourth quarters

•	Other-than-temporary valuation losses on investments of $53 million for 2008 (or $0.27 per share after tax), and $35 million for 4Q

•	$525 million senior preferred stock investment by the U.S. Department of the Treasury on Nov. 21st

•	Over $1.5 billion of credit originated, renewed or extended to new and existing customers since Nov. 21st

•	Tangible capital ratio grew to 8.23% at Dec 31, compared to 6.50% at Sept 30 and 6.59% a year ago
GREEN BAY, Wis. — January 22, 2009 — Associated Banc-Corp (NASDAQ: ASBC) reported net income available to common shareholders of $165 million, or $1.29 per common share for 2008. Comparatively, net income was $286 million, or $2.23 per common share for 2007.
Net income available to common shareholders was $14 million, or $0.11 per common share for fourth quarter 2008, compared to $38 million ($0.30 per common share) for third quarter 2008 and $65 million ($0.51 per common share) for fourth quarter 2007.
Fourth quarter 2008 results included several nonrecurring items or other charges. Other-than-temporary valuation losses on investments were $35 million or $0.18 per common share after tax. In combination, a $7 million valuation reserve expense related to the fair value of mortgage servicing rights, a $3 million loss on an alleged customer fraud, and a $3 million write down on a foreclosed property reduced diluted earnings per common share by $0.07.
A single bond security is responsible for $31 million of the fourth quarter other-than-temporary marks, and has a remaining carrying value of $33 million at Dec. 31. The bond is comprised of large fixed-rate, 30-year amortizing mortgages with reasonably strong loan-to-value ratios and weighted average credit scores. In consideration of a significant fourth quarter decline in the market value of this bond and the business and economic environment, other-than-temporary impairment was recorded. Of the remaining $3.7 billion of mortgage-related securities held at year-end 2008, $3.6 billion are agency insured, and the vast majority of the remainder are seasoned. As a result, further exposure to other-than-temporary impairment is not expected to be significant.
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ASBC 4Q ’08 page 2 of 3
In November 2008, Associated sold $525 million of senior preferred stock, bearing a 5% dividend for the first 5 years and 9% thereafter, and related common stock warrants, to the U.S. Department of the Treasury under the federal government’s voluntary Capital Purchase Program. As a result, stockholders’ equity at December 31, 2008, included $508 million attributable to the senior preferred stock net of the preferred stock discount. The tangible capital ratio grew to 8.23% at year end 2008, compared to 6.50% at Sept. 30 and 6.59% a year ago. Finally, the senior preferred stock dividends and discount amortization that began in the fourth quarter reduced net income available to common shareholders by $3 million, or $0.03 per common share.
Since the infusion of capital over $1.5 billion of credit has been originated or committed to be extended to new and existing customers.
During the fourth quarter of 2008, Associated invested in guaranteed government agency mortgage-related securities in support of the mortgage markets. Thus, since Sept. 30, total assets and investment securities were each up $1.7 billion.
For fourth quarter 2008, net interest income was $192 million, $25 million (15 percent) higher than third quarter, with the net interest margin improving 40 basis to 3.88 percent.
Average loans were $16.3 billion for fourth quarter 2008, up $0.1 billion (2 percent annualized) over the third quarter of 2008, led by consumer-based loan growth, while commercial loan growth was offset by workouts and charge offs. Average deposits for fourth quarter were $14.4 billion, up $0.7 billion over third quarter 2008, primarily attributable to higher network transaction deposits and brokered CDs. At Dec. 31, deposits were $15.2 billion, up $0.9 billion over Sept. 30, with growth in nearly all categories, especially demand deposits (up $0.3 million or 11 percent) and money markets (up $0.3 million or 7 percent).
The provision for loan losses was $65 million and net charge offs were $46 million for fourth quarter 2008, compared to $55 million and $38 million, respectively, for third quarter 2008. During this quarter, nonperforming loans increased $36 million to $341 million at year-end 2008 (representing 2.09 percent of loans), compared to nonperforming loans of $163 million (or 1.05 percent of loans) at year-end 2007. The allowance for loan losses to total loans ratio increased to 1.63 percent at Dec. 31, 2008, compared to 1.51 percent at Sept. 30, 2008, and 1.29 percent at year-end 2007.
Core fee-based revenues for fourth quarter 2008 were $67 million, up $3 million or 5 percent over the fourth quarter of last year.
For the fourth quarter 2008 mortgage banking incurred a $1 million net loss, principally from a $7 million valuation charge related to mortgage servicing rights fair value. Comparatively, net mortgage banking income was $0.5 million (including a $1.4 million valuation charge) for fourth quarter 2007, and $4 million (including a favorable $1 million valuation recovery) for third quarter 2008. Mortgage applications increased 200% in December of 2008 over November, of which the majority will close in the first quarter of 2009.
Fourth quarter 2008 noninterest expense was $149 million, up $12 million or 9 percent over third quarter 2008. Previously noted items (severance, fraud matter and foreclosed property write down) accounted for $7 million of the increase, with the remainder largely due to elevated foreclosure/collection costs, increased legal and consultant expense, and higher weather-related occupancy costs. Compared to the fourth quarter last year, noninterest expense was up 6 percent. The efficiency ratio improved to 52.41 percent for 2008, compared to 53.92 percent for 2007, while for the fourth and third quarters of 2008, the efficiency ratio was 53.87 percent and 52.18 percent, respectively.
During the fourth quarter, Associated paid a dividend of 32 cents per common share, bringing the 2008 dividend per common share to $1.27, up 4 percent from 2007.
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ASBC 4Q ’08 page 3 of 3
Associated will host a conference call for investors and analysts at 3 p.m. Central Time (CT) today, January 22, 2009. The toll-free dial-in number for the live call is 800-762-8779. The number for international callers is 480-248-5081. Participants should ask the operator for the Associated Banc-Corp fourth quarter 2008 earnings call, or for call ID number 3960724. A replay of the call will be available starting at 6 p.m. CT Jan. 22, 2009, through 12:00 midnight CT on February 22, 2009, by calling 800-406-7325 (toll-free) domestically or 303-590-3030 internationally. The call ID number, 3960724, is required to access the replay.
Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $24 billion. Associated has approximately 300 banking offices serving approximately 160 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.
Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	December 31,	December 31,	Dec08 vs Dec07
(in thousands)	2008	2007	% Change

Assets
Cash and due from banks	$533,338	$553,031	(3.6%)
Interest-bearing deposits in other financial institutions	12,649	11,671	8.4%
Federal funds sold and securities purchased under agreements to resell	24,741	22,447	10.2%
Securities available for sale, at fair value	5,349,417	3,543,019	51.0%
Loans held for sale	87,084	94,441	(7.8%)
Loans	16,283,908	15,516,252	4.9%
Allowance for loan losses	(265,378)	(200,570)	32.3%

Loans, net	16,018,530	15,315,682	4.6%
Premises and equipment, net	190,942	197,446	(3.3%)
Goodwill	929,168	929,168	0.0%
Other intangible assets, net	80,165	92,220	(13.1%)
Other assets	966,033	832,958	16.0%

Total assets	$24,192,067	$21,592,083	12.0%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,814,079	$2,661,078	5.7%
Interest-bearing deposits, excluding Brokered CDs	11,551,181	10,903,198	5.9%
Brokered CDs	789,536	409,637	92.7%

Total deposits	15,154,796	13,973,913	8.5%
Short-term borrowings	3,703,936	3,226,787	14.8%
Long-term funding	1,861,647	1,864,771	(0.2%)
Accrued expenses and other liabilities	595,185	196,907	202.3%

Total liabilities	21,315,564	19,262,378	10.7%
Stockholders’ Equity
Preferred equity	508,008	—	N/M
Common stock	1,281	1,278	0.2%
Surplus	1,073,218	1,040,694	3.1%
Retained earnings	1,293,941	1,305,136	(0.9%)
Accumulated other comprehensive loss	55	(2,498)	(102.2%)
Treasury stock	—	(14,905)	(100.0%)

Total stockholders’ equity	2,876,503	2,329,705	23.5%

Total liabilities and stockholders’ equity	$24,192,067	$21,592,083	12.0%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended			For The Year Ended,
	December 31,		Quarter	December 31,		Year-to-Date
(in thousands, except per share amounts)	2008	2007	% Change	2008	2007	% Change

Interest Income
Interest and fees on loans	$230,872	$277,647	(16.8%)	$952,653	$1,111,919	(14.3%)
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	38,032	30,712	23.8%	133,471	122,961	8.5%
Tax-exempt	9,811	10,394	(5.6%)	39,733	39,897	(0.4%)
Interest on federal funds sold and securities purchased under agreements to resell	154	214	(28.0%)	852	935	(8.9%)

Total interest income	278,869	318,967	(12.6%)	1,126,709	1,275,712	(11.7%)
Interest Expense
Interest on deposits	56,402	98,678	(42.8%)	263,306	403,353	(34.7%)
Interest on short-term borrowings	10,090	32,470	(68.9%)	86,584	134,624	(35.7%)
Interest on long-term funding	20,595	23,600	(12.7%)	80,671	93,922	(14.1%)

Total interest expense	87,087	154,748	(43.7%)	430,561	631,899	(31.9%)

Net Interest Income	191,782	164,219	16.8%	696,148	643,813	8.1%
Provision for loan losses	65,044	15,501	319.6%	202,058	34,509	485.5%

Net interest income after provision for loan losses	126,738	148,718	(14.8%)	494,090	609,304	(18.9%)
Noninterest Income
Trust service fees	8,248	10,723	(23.1%)	38,420	42,629	(9.9%)
Service charges on deposit accounts	30,946	25,866	19.6%	118,368	101,042	17.1%
Card-based and other nondeposit fees	12,297	12,088	1.7%	48,540	47,558	2.1%
Retail commissions	15,541	14,917	4.2%	62,588	61,645	1.5%
Mortgage banking, net	(1,227)	498	(346.4%)	14,684	22,750	(35.5%)
Bank owned life insurance income	4,711	4,240	11.1%	19,804	17,419	13.7%
Asset sale gains (losses), net	(1,054)	11,062	(109.5%)	(1,668)	15,607	(110.7%)
Investment securities gains (losses), net	(35,298)	(815)	N/M	(52,541)	8,174	N/M
Other	6,910	7,094	(2.6%)	37,455	27,957	34.0%

Total noninterest income	41,074	85,673	(52.1%)	285,650	344,781	(17.2%)
Noninterest Expense
Personnel expense	77,374	76,487	1.2%	309,478	303,428	2.0%
Occupancy	13,134	11,784	11.5%	50,461	46,659	8.1%
Equipment	4,785	4,820	(0.7%)	19,123	17,908	6.8%
Data processing	7,446	8,189	(9.1%)	30,451	31,690	(3.9%)
Business development and advertising	6,047	5,482	10.3%	21,400	19,785	8.2%
Other intangible amortization	1,564	1,758	(11.0%)	6,269	7,116	(11.9%)
Legal and professional fees	5,311	3,358	58.2%	14,566	11,841	23.0%
Foreclosure/OREO expense	6,716	2,575	160.8%	13,685	7,508	82.3%
Other	26,373	25,649	2.8%	92,027	88,956	3.5%

Total noninterest expense	148,750	140,102	6.2%	557,460	534,891	4.2%

Income before income taxes	19,062	94,289	(79.8%)	222,280	419,194	(47.0%)
Income tax expense	2,203	29,498	(92.5%)	53,828	133,442	(59.7%)

Net Income	16,859	64,791	(74.0%)	168,452	285,752	(41.0%)
Preferred stock dividends and discount	3,250	—	N/M	3,250	—	N/M

Net Income Available to Common Equity	$13,609	$64,791	(79.0%)	$165,202	$285,752	(42.2%)

Earnings Per Common Share:
Basic	$0.11	$0.51	(78.4%)	$1.30	$2.24	(42.0%)
Diluted	$0.11	$0.51	(78.4%)	$1.29	$2.23	(42.2%)

Average Common Shares Outstanding:
Basic	127,717	127,095	0.5%	127,501	127,408	0.1%
Diluted	127,944	127,835	0.1%	127,891	128,428	(0.4%)

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	4Q08	3Q08	2Q08	1Q08	4Q07

Interest Income
Interest and fees on loans	$230,872	$229,001	$237,727	$255,053	$277,647
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	38,032	32,209	31,878	31,352	30,712
Tax-exempt	9,811	9,887	9,776	10,259	10,394
Interest on federal funds sold and securities purchased under agreements to resell	154	279	213	206	214

Total interest income	278,869	271,376	279,594	296,870	318,967
Interest Expense
Interest on deposits	56,402	61,743	63,655	81,506	98,678
Interest on short-term borrowings	10,090	23,958	24,363	28,173	32,470
Interest on long-term funding	20,595	19,158	18,844	22,074	23,600

Total interest expense	87,087	104,859	106,862	131,753	154,748

Net Interest Income	191,782	166,517	172,732	165,117	164,219
Provision for loan losses	65,044	55,011	59,001	23,002	15,501

Net interest income after provision for loan losses	126,738	111,506	113,731	142,115	148,718
Noninterest Income
Trust service fees	8,248	10,020	10,078	10,074	10,723
Service charges on deposit accounts	30,946	33,609	30,129	23,684	25,866
Card-based and other nondeposit fees	12,297	12,517	12,301	11,425	12,088
Retail commissions	15,541	14,928	16,004	16,115	14,917

Total core fee-based revenue	67,032	71,074	68,512	61,298	63,594
Mortgage banking, net	(1,227)	3,571	5,395	6,945	498
Bank owned life insurance income	4,711	5,235	4,997	4,861	4,240
Asset sale gains (losses), net	(1,054)	573	(731)	(456)	11,062
Investment securities gains (losses), net	(35,298)	(13,585)	(718)	(2,940)	(815)
Other	6,910	8,455	9,170	12,920	7,094

Total noninterest income	41,074	75,323	86,625	82,628	85,673
Noninterest Expense
Personnel expense	77,374	78,395	78,066	75,643	76,487
Occupancy	13,134	12,037	12,026	13,264	11,784
Equipment	4,785	5,088	4,653	4,597	4,820
Data processing	7,446	7,634	8,250	7,121	8,189
Business development and advertising	6,047	5,175	5,137	5,041	5,482
Other intangible amortization	1,564	1,568	1,568	1,569	1,758
Legal and professional fees	5,311	3,538	2,944	2,773	3,358
Foreclosure/OREO expense	6,716	2,427	2,573	1,969	2,575
Other	26,373	20,715	20,604	24,335	25,649

Total noninterest expense	148,750	136,577	135,821	136,312	140,102

Income before income taxes	19,062	50,252	64,535	88,431	94,289
Income tax expense	2,203	12,483	17,176	21,966	29,498

Net Income	16,859	37,769	47,359	66,465	64,791
Preferred stock dividends and discount	3,250	—	—	—	—

Net Income Available to Common Equity	$13,609	$37,769	$47,359	$66,465	$64,791

Earnings Per Common Share:
Basic	$0.11	$0.30	$0.37	$0.52	$0.51
Diluted	$0.11	$0.30	$0.37	$0.52	$0.51

Average Common Shares Outstanding:
Basic	127,717	127,553	127,433	127,298	127,095
Diluted	127,944	127,711	127,964	127,825	127,835

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time
equivalent employee data)	YTD 2008	YTD 2007	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007

Summary of Operations
Net interest income	$696,148	$643,813	$191,782	$166,517	$172,732	$165,117	$164,219
Provision for loan losses	202,058	34,509	65,044	55,011	59,001	23,002	15,501
Asset sale gains (losses), net	(1,668)	15,607	(1,054)	573	(731)	(456)	11,062
Investment securities gains (losses), net	(52,541)	8,174	(35,298)	(13,585)	(718)	(2,940)	(815)
Noninterest income (excluding securities & asset gains)	339,859	321,000	77,426	88,335	88,074	86,024	75,426
Noninterest expense	557,460	534,891	148,750	136,577	135,821	136,312	140,102
Income before income taxes	222,280	419,194	19,062	50,252	64,535	88,431	94,289
Income taxes	53,828	133,442	2,203	12,483	17,176	21,966	29,498
Net income	168,452	285,752	16,859	37,769	47,359	66,465	64,791
Net income available to common equity	165,202	285,752	13,609	37,769	47,359	66,465	64,791
Taxable equivalent adjustment	27,711	27,259	6,902	6,899	6,814	7,096	7,119

Per Common Share Data
Net income:
Basic	$1.30	$2.24	$0.11	$0.30	$0.37	$0.52	$0.51
Diluted	1.29	2.23	0.11	0.30	0.37	0.52	0.51
Dividends	1.27	1.22	0.32	0.32	0.32	0.31	0.31
Market Value:
High	$29.23	$35.43	$24.21	$25.92	$29.23	$28.86	$30.49
Low	14.85	25.23	15.72	14.85	19.29	22.60	25.23
Close	20.93	27.09	20.93	19.95	19.29	26.63	27.09
Book value	18.54	18.32	18.54	18.52	18.46	18.71	18.32

Performance Ratios (annualized)
Earning assets yield	5.82%	6.99%	5.57%	5.58%	5.82%	6.33%	6.88%
Interest-bearing liabilities rate	2.53	3.98	2.00	2.44	2.53	3.19	3.82
Net interest margin	3.65	3.60	3.88	3.48	3.65	3.58	3.62
Return on average assets	0.76	1.38	0.30	0.68	0.87	1.25	1.23
Return on average equity	6.95	12.68	2.58	6.38	8.01	11.34	11.23
Return on average tangible common equity (1)	11.81	21.91	3.83	10.83	13.51	19.26	19.50
Efficiency ratio (2)	52.41	53.92	53.87	52.18	50.75	52.79	56.78
Effective tax rate	24.22	31.83	11.56	24.84	26.61	24.84	31.28
Dividend payout ratio (3)	97.69	54.46	290.91	106.67	86.49	59.62	60.78

Average Balances
Assets	$22,037,963	$20,638,005	$22,646,421	$22,072,948	$21,975,451	$21,449,963	$20,935,023
Earning assets	19,839,706	18,644,770	20,436,483	19,884,434	19,754,651	19,276,208	18,849,079
Interest-bearing liabilities	17,019,832	15,886,710	17,363,481	17,107,551	16,992,508	16,611,047	16,090,488
Loans	16,080,565	15,132,634	16,285,881	16,203,717	16,120,732	15,708,321	15,301,761
Deposits	13,812,072	13,741,803	14,395,626	13,710,297	13,493,511	13,643,559	13,760,991
Wholesale funding	5,654,373	4,520,916	5,496,248	5,876,051	5,950,699	5,293,797	4,750,471
Common stockholders’ equity	2,366,453	2,253,878	2,376,639	2,353,606	2,377,841	2,357,757	2,289,522
Stockholders’ equity	2,423,332	2,253,878	2,602,917	2,353,606	2,377,841	2,357,757	2,289,522
Common stockholders’ equity/assets	10.74%	10.92%	10.49%	10.66%	10.82%	10.99%	10.94%
Stockholders’ equity / assets	11.00%	10.92%	11.49%	10.66%	10.82%	10.99%	10.94%

At Period End
Assets			$24,192,067	$22,487,394	$22,302,704	$21,903,753	$21,592,083
Loans			16,283,908	16,272,487	16,149,327	15,785,283	15,516,252
Allowance for loan losses			265,378	246,189	229,605	207,602	200,570
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			45,568	53,977	54,725	51,013	51,187
Other intangible assets			34,597	36,161	37,896	39,464	41,033
Deposits			15,154,796	14,245,667	13,378,734	13,882,174	13,973,913
Wholesale funding			5,565,583	5,667,737	6,359,811	5,388,923	5,091,558
Stockholders’ equity			2,876,503	2,364,247	2,353,882	2,382,418	2,329,705
Stockholders’ equity / assets			11.89%	10.51%	10.55%	10.88%	10.79%
Tangible common equity / tangible assets (4)			6.05%	6.50%	6.50%	6.75%	6.59%
Tangible equity/tangible assets (5)			8.23%	6.50%	6.50%	6.75%	6.59%
Shares outstanding, end of period			127,762	127,646	127,537	127,365	127,160

Selected trend information
Average full time equivalent employees			5,109	5,141	5,179	5,093	5,095
Trust assets under management, at market value			$5,100,000	$5,600,000	$5,900,000	$6,000,000	$6,100,000
Mortgage loans originated for sale during period			247,465	217,993	431,757	516,780	333,331
Mortgage portfolio serviced for others			6,606,000	6,596,000	6,584,000	6,472,000	6,403,000
Mortgage servicing rights, net / Portfolio serviced for others			0.69%	0.82%	0.83%	0.79%	0.80%

(1)	Return on average equity = Net income divided by average equity.

(2)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

(4)	Ratio is based upon basic earnings per common share.

(5)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

(6)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended			Year ended
	December 31,			December 31,
(in thousands)	2008	2007	% Change	2008	2007	% Change

Allowance for Loan Losses
Beginning balance	$246,189	$200,560	22.8%	$200,570	$203,481	(1.4%)
Balance related to acquisition	—	—	N/M	—	2,991	N/M
Provision for loan losses	65,044	15,501	319.6%	202,058	34,509	485.5%
Charge offs	(47,750)	(17,156)	178.3%	(145,826)	(47,249)	208.6%
Recoveries	1,895	1,665	13.8%	8,576	6,838	25.4%

Net charge offs	(45,855)	(15,491)	196.0%	(137,250)	(40,411)	239.6%

Ending balance	$265,378	$200,570	32.3%	$265,378	$200,570	32.3%

Credit Quality

			Dec08 vs Sept08				Dec08 vs Dec07
	Dec 31, 2008	Sept 30, 2008	% Change	Jun 30, 2008	Mar 31, 2008	Dec 31,2007	% Change

Nonaccrual loans	$326,857	$290,039	12.7%	$277,100	$197,498	$152,528	114.3%
Loans 90 or more days past due and still accruing	13,811	14,631	(5.6%)	11,762	9,959	10,118	36.5%

Total nonperforming loans	340,668	304,670	11.8%	288,862	207,457	162,646	109.5%
Other real estate owned (OREO)	48,710	46,473	4.8%	46,579	26,798	26,489	83.9%

Total nonperforming assets	$389,378	$351,143	10.9%	$335,441	$234,255	$189,135	105.9%

Provision for loan losses	65,044	55,011	18.2%	59,001	23,002	15,501	319.6%
Net charge offs	45,855	38,427	19.3%	36,998	15,970	15,491	196.0%

Allowance for loan losses / loans	1.63%	1.51%		1.42%	1.32%	1.29%
Allowance for loan losses / nonperforming loans	77.90	80.81		79.49	100.07	123.32
Nonperforming loans / total loans	2.09	1.87		1.79	1.31	1.05
Nonperforming assets / total loans plus OREO	2.38	2.15		2.07	1.48	1.22
Nonperforming assets / total assets	1.61	1.56		1.50	1.07	0.88
Net charge offs / average loans (annualized)	1.12	0.94		0.92	0.41	0.40
Year-to-date net charge offs / average loans	0.85	0.76		0.67	0.41	0.27

Nonperforming loans by type:
Commercial, financial & agricultural	$104,664	$85,995	21.7%	$78,731	$54,919	$32,610	221.0%
Commercial real estate	62,423	52,875	18.1%	42,280	37,367	35,049	78.1%
Real estate — construction	90,048	98,205	(8.3%)	110,717	56,456	39,837	126.0%
Lease financing	187	83	125.3%	522	1,316	1,323	(85.9%)

Total commercial	257,322	237,158	8.5%	232,250	150,058	108,819	136.5%
Home equity	31,035	25,372	22.3%	23,555	18,488	16,209	91.5%
Installment	7,155	6,035	18.6%	5,184	4,184	3,881	84.4%

Total retail	38,190	31,407	21.6%	28,739	22,672	20,090	90.1%
Residential mortgage	45,156	36,105	25.1%	27,873	34,727	33,737	33.8%

Total nonperforming loans	$340,668	$304,670	11.8%	$288,862	$207,457	$162,646	109.5%

Period End Loan Composition

			Dec08 vs Sept08				Dec08 vs Dec07
	Dec 31, 2008	Sept 30, 2008	% Change	Jun 30, 2008	Mar 31, 2008	Dec 31,2007	% Change

Commercial, financial & agricultural	$4,388,691	$4,343,208	1.0%	$4,423,192	$4,458,639	$4,281,091	2.5%
Commercial real estate	3,566,551	3,534,791	0.9%	3,583,877	3,585,779	3,635,365	(1.9%)
Real estate — construction	2,260,888	2,363,116	(4.3%)	2,351,401	2,273,125	2,260,766	0.0%
Lease financing	122,113	125,907	(3.0%)	124,661	118,613	108,794	12.2%

Total commercial	10,338,243	10,367,022	(0.3%)	10,483,131	10,436,156	10,286,016	0.5%
Home equity	2,883,317	2,892,952	(0.3%)	2,757,684	2,387,223	2,269,122	27.1%
Installment	827,303	842,741	(1.8%)	826,895	842,564	841,136	(1.6%)

Total retail	3,710,620	3,735,693	(0.7%)	3,584,579	3,229,787	3,110,258	19.3%
Residential mortgage	2,235,045	2,169,772	3.0%	2,081,617	2,119,340	2,119,978	5.4%

Total loans	$16,283,908	$16,272,487	0.1%	$16,149,327	$15,785,283	$15,516,252	4.9%

Period End Deposit Composition

			Dec08 vs Sept08				Dec08 vs Dec07
	Dec 31, 2008	Sept 30, 2008	% Change	Jun 30, 2008	Mar 31, 2008	Dec 31,2007	% Change

Demand	$2,814,079	$2,545,779	10.5%	$2,602,026	$2,516,265	$2,661,078	5.7%
Savings	841,129	888,731	(5.4%)	921,000	891,806	853,618	(1.5%)
Interest-bearing demand	1,796,405	1,667,640	7.7%	1,697,910	1,788,404	1,947,551	(7.8%)
Money market	4,926,088	4,608,686	6.9%	3,917,505	3,972,080	3,923,063	25.6%
Brokered CDs	789,536	579,607	36.2%	398,423	731,398	409,637	92.7%
Other time deposits	3,987,559	3,955,224	0.8%	3,841,870	3,982,221	4,178,966	(4.6%)

Total deposits	$15,154,796	$14,245,667	6.4%	$13,378,734	$13,882,174	$13,973,913	8.5%

Network transaction deposits included above in interest-bearing demand and money market	$1,530,675	$1,356,616	12.8%	$620,440	$610,351	$664,982	130.2%
Customer repo sweeps (a)	$505,788	$657,032	(23.0%)	$667,720	$789,218	$844,414	(40.1%)

(a)	Included within short-term borrowings.

N/M = Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Year ended December 31, 2008			Year ended December 31, 2007
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$10,387,727	$600,079	5.78%	$9,807,964	$730,712	7.45%
Residential mortgage	2,200,145	129,077	5.87	2,292,606	141,127	6.16
Retail	3,492,693	227,368	6.51	3,032,064	243,401	8.03

Total loans	16,080,565	956,524	5.95	15,132,634	1,115,240	7.37
Investments and other	3,759,141	197,896	5.26	3,512,136	187,731	5.35

Total earning assets	19,839,706	1,154,420	5.82	18,644,770	1,302,971	6.99
Other assets, net	2,198,257			1,993,235

Total assets	$22,037,963			$20,638,005

Interest-bearing liabilities:
Savings deposits	$890,811	$4,021	0.45%	$913,143	$4,494	0.49%
Interest-bearing demand deposits	1,752,991	15,061	0.86	1,844,274	35,585	1.93
Money market deposits	4,231,678	79,057	1.87	3,752,199	138,924	3.70
Time deposits, excluding Brokered CDs	3,957,174	148,294	3.75	4,340,473	197,262	4.54

Total interest-bearing deposits, excluding Brokered CDs	10,832,654	246,433	2.27	10,850,089	376,265	3.47
Brokered CDs	532,805	16,873	3.17	515,705	27,088	5.25

Total interest-bearing deposits	11,365,459	263,306	2.32	11,365,794	403,353	3.55
Wholesale funding	5,654,373	167,255	2.96	4,520,916	228,546	5.06

Total interest-bearing liabilities	17,019,832	430,561	2.53	15,886,710	631,899	3.98
Noninterest-bearing demand deposits	2,446,613			2,376,009
Other liabilities	148,186			121,408
Stockholders’ equity	2,423,332			2,253,878

Total liabilities and stockholders’ equity	$22,037,963			$20,638,005

Net interest income and rate spread (1)		$723,859	3.29%		$671,072	3.01%

Net interest margin (1)			3.65%			3.60%
Taxable equivalent adjustment		$27,711			$27,259

	Three months ended December 31, 2008			Three months ended December 31, 2007
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$10,333,624	$144,181	5.55%	$9,983,063	$182,789	7.27%
Residential mortgage	2,218,470	31,300	5.63	2,206,003	34,283	6.19
Retail	3,733,787	56,406	6.02	3,112,695	61,459	7.86

Total loans	16,285,881	231,887	5.67	15,301,761	278,531	7.23
Investments and other	4,150,602	53,884	5.19	3,547,318	47,555	5.36

Total earning assets	20,436,483	285,771	5.57	18,849,079	326,086	6.88
Other assets, net	2,209,938			2,085,944

Total assets	$22,646,421			$20,935,023

Interest-bearing liabilities:
Savings deposits	$880,155	$903	0.41%	$898,780	$1,259	0.56%
Interest-bearing demand deposits	1,637,383	1,930	0.47	1,816,676	8,353	1.82
Money market deposits	4,889,011	17,480	1.42	3,772,661	32,746	3.44
Time deposits, excluding Brokered CDs	3,951,360	32,464	3.27	4,317,752	49,506	4.55

Total interest-bearing deposits, excluding Brokered CDs	11,357,909	52,777	1.85	10,805,869	91,864	3.37
Brokered CDs	509,324	3,625	2.83	534,148	6,814	5.06

Total interest-bearing deposits	11,867,233	56,402	1.89	11,340,017	98,678	3.45
Wholesale funding	5,496,248	30,685	2.22	4,750,471	56,070	4.69

Total interest-bearing liabilities	17,363,481	87,087	2.00	16,090,488	154,748	3.82
Noninterest-bearing demand deposits	2,528,393			2,420,974
Other liabilities	151,630			134,039
Stockholders’ equity	2,602,917			2,289,522

Total liabilities and stockholders’ equity	$22,646,421			$20,935,023

Net interest income and rate spread (1)		$198,684	3.57%		$171,338	3.06%

Net interest margin (1)			3.88%			3.62%
Taxable equivalent adjustment		$6,902			$7,119

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.